UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2007

GOAMERICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-29359 (Commission File Number)	22-3693371 (IRS Employer Identification No.)

433 HACKENSACK AVENUE, HACKENSACK, NJ 07601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (201) 996-1717

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        GoAmerica, Inc. (the “Company” or “GoAmerica”) has entered into an amendment to its asset purchase agreement with MCI Communications Services, Inc. relating to the Company’s acquisition of Verizon’s Telecommunications Relay Services (TRS) division. The amendment extends the termination date of the asset purchase agreement to January 10, 2008, requires GoAmerica to increase its deposit from $1 million to $2 million and reduces the cash payment due from GoAmerica at closing by $4 million. The extension and amendment also provides for GoAmerica to release MCI from certain potential claims that could arise under the Asset Purchase Agreement.

        GoAmerica has extended the termination date applicable under its merger agreement with Hands On Video Relay Services, Inc. and its financing arrangements with Clearlake Capital Group, L.P. to January 10, 2008 as well.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following Exhibits are filed with this Current Report on Form 8-K:

Exhibit 10.1	Letter Agreement, dated January 1, 2008, among GoAmerica, Inc., Clearlake Capital Group, L.P. and CCP A, L.P.

Exhibit 10.2	Amendment No. 2 to Asset Purchase Agreement, dated as of January 1, 2008, by and between MCI Communications Services, Inc., a Delaware corporation, and GoAmerica Relay Services Corp., a Delaware corporation formerly known as Acquisition 1 Corp.

Exhibit 10.3	Letter Agreement, dated December 31, 2007, among GoAmerica, Inc., Hands On Video Relay Services, Inc. and Bill M. McDonagh, as Stockholders’Agent, amending Agreement and Plan of Merger.

Exhibit 99.1	Press Release, dated January 2, 2008, of the Company.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOAMERICA, INC. By: /s/ Donald G. Barnhart Donald G. Barnhart Chief Financial Officer

Dated: January 2, 2008

Exhibit Index

Exhibit No.	Description

Exhibit 10.1	Letter Agreement, dated January 1, 2008, among GoAmerica, Inc., Clearlake Capital Group, L.P. and CCP A, L.P.

Exhibit 10.2	Amendment No. 2 to Asset Purchase Agreement, dated as of January 1, 2008, by and between MCI Communications Services, Inc., a Delaware corporation, and GoAmerica Relay Services Corp., a Delaware corporation formerly known as Acquisition 1 Corp.

Exhibit 10.3	Letter Agreement, dated December 31, 2007, among GoAmerica, Inc., Hands On Video Relay Services, Inc. and Bill M. McDonagh, as Stockholders’Agent, amending Agreement and Plan of Merger.

Exhibit 99.1	Press Release, dated January 2, 2008, of the Company.